Validus Holdings, Ltd. Provides Estimate of Losses from
Gulf of Mexico Oil Platform Event

Pembroke, Bermuda. April 30, 2010. Validus Holdings, Ltd. (NYSE: VR) today provided an estimate of losses from the Deepwater Horizon oil platform loss in the Gulf of Mexico.

Based on an industry loss estimate of $1.3 billion, Validus expects its losses to be in the range of $38 million to $45 million. These loss estimates are net of reinstatement premiums, reinsurance, retrocessional and other recoveries.

This loss is well within Validus’ expected large loss load for the quarter and the company has additional reinsurance in place if the ultimate industry loss increases above the current estimate.

The above estimates are based on Validus’ current evaluation of impacted contracts and information provided by customers and intermediaries. Due to the ongoing development of potential pollution claims as well as the preliminary nature of reports and estimates of loss to date, Validus’ actual losses from these events may vary materially from these estimates.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Contacts:

Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000

or

Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080

Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020

Cautionary Note Regarding Forward-Looking Statements

This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) the preliminary nature of reports and estimates of loss to date; 2) the ongoing development of and uncertainty with respect to the severity of the oil spill in the Gulf of Mexico; 3) unpredictability and severity of catastrophic events; 4) rating agency actions; 5) adequacy of our risk management and loss limitation methods; 6) cyclicality of demand and pricing in the insurance and reinsurance markets; 7) Validus’ limited operating history; 8) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 9) adequacy of Validus’ loss reserves; 10) continued availability of capital and financing; 11) retention of key personnel; 12) competition; 13) potential loss of business from one or more major insurance or reinsurance brokers; 14) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 15) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 16) the integration of businesses Validus may acquire or new business ventures Validus may start; 17) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 18) acts of terrorism or outbreak of war; and 19) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.